EXHIBIT 21

                             SUBSIDIARIES OF COMPANY

Parent

Ames National Corporation

                                                                      Percentage
                                                                          Of
Subsidiaries (a)                                                       Ownership
--------------------------------------------------------------        ----------

First National Bank, Ames, Iowa, a National Bank                          100%
Boone Bank and Trust Co., Boone, Iowa, an Iowa State Bank                 100%
State Bank & Trust Co., Nevada, Iowa, an Iowa State Bank                  100%
Randall-Story State Bank, Story City, Iowa, an Iowa State Bank            100%
United Bank & Trust NA, a National Bank                                   100%

(a) The operation of Ames National Corporation's five wholly owned subsidiaries are included in the financial statements set forth in this Form 10-K.


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